Exhibit 5.1

LOEB & LOEB LLP
345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990

December 7, 2020

Biolase, Inc.

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

Ladies and Gentlemen:

We have acted as counsel to Biolase, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-240060) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by the selling stockholders listed therein (each a “Selling Stockholder” and collectively, the “Selling Stockholders”) of up to 18,621,880 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, which are comprised of (i) up to 10,800,000 Shares (the “June 2020 Warrant Shares”) issuable upon the exercise of warrants issued in a private placement on June 10, 2020 (the “June 2020 Warrants”), (ii) up to 550,977 Shares (the “SWK Warrant Shares”) issuable upon the exercise of warrants issued in a private placement on May 15, 2020 (the “SWK Warrants”), (iii) up to 279,815 Shares (the “OTA Warrant Shares”) issuable upon the exercise of warrants issued in a private placement on November 19, 2018 (the “OTA Warrants”), (iv) up to 34,552 Shares (the “Mason Warrant Shares”) issuable upon the exercise of warrants issued in a private placement on May 7, 2019 (the “Mason Warrants”), and (v) 6,956,500 Shares issued upon the automatic conversion of 69,565 shares of the Company’s Series E Participating Convertible Preferred Stock, par value $0.001 per share (the “Conversion Shares”).

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the (i) Registration Statement, (ii) the Restated Certificate of Incorporation of the Company, as amended to date, (iii) the By-Laws of the Company and (iv) certain records of the Company’s corporate proceedings. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Conversion Shares are validly issued, fully paid and non-assessable.

2. The June 2020 Warrant Shares, when issued, delivered and paid for in accordance with the terms of the June 2020 Warrants, upon due exercise thereof, will be validly issued, fully paid and non-assessable.

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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

Biolase, Inc. December 7, 2020 Page 2

3. The SWK Warrant Shares, when issued, delivered and paid for in accordance with the terms of the SWK Warrants, upon due exercise thereof, will be validly issued, fully paid and non-assessable.

4. The OTA Warrant Shares, when issued, delivered and paid for in accordance with the terms of the OTA Warrants, upon due exercise thereof, will be validly issued, fully paid and non-assessable.

5. The Mason Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Mason Warrants, upon due exercise thereof, will be validly issued, fully paid and non-assessable.

The opinions we express herein are limited to matters involving the internal laws of the State of New York and the Delaware General Corporation law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

Sincerely yours,

/s/ LOEB & LOEB LLP